UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2010

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Riverway, Suite 300 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 579-0600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Stockholders of Synthesis Energy Systems, Inc. on December 14, 2010, seven directors were elected for one-year terms expiring on the date of the annual meeting for the year ended June 30, 2011. As to each nominee for director, the results of the voting were as follows:

	Number of Votes	Number of Votes
Name of Nominee	Voted For	Withheld
Lorenzo Lamadrid	21,509,178	2,463,554
Robert Rigdon	21,916,069	2,056,663
Donald Bunnell	21,916,969	2,055,763
Michael Storey	21,040,380	2,932,352
Denis Slavich	21,042,989	2,929,743
Harry Rubin	21,042,989	2,929,743
Ziwang Xu	21,913,478	2,059,254
The result of the vote on the ratification of PricewaterhouseCoopers as the Company’s independent registered public accounting firm was as follows:

Number of Votes	Number of Votes	Number of Votes	Number of
Voted For	Voted Against	Abstaining	Broker Non-Votes
32,967,392	53,360	1,776,507	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.
Dated: December 16, 2010	/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer